Immediate Release
Contact   Mary Brevard:  (248) 754-0881
Ken Lamb:  (248) 754-0884

BORGWARNER REPORTS SOLID FIRST QUARTER
DRIVEN BY STRONG WORLDWIDE DEMAND

Auburn Hills, Michigan, April 28, 2005 - BorgWarner Inc. (NYSE: BWA) today reported results for the first quarter of 2005. The powertrain systems supplier delivered solid results in spite of lower car and truck production in North America and modest growth elsewhere in the world. Strong demand for BorgWarner technology in Europe and Asia, along with continued cost efficiencies, helped boost results.

First Quarter Highlights:

     .    Earnings of $1.36 per diluted share.  For comparisons with other quarters, earnings were $0.97 per diluted share, which included $0.93 per diluted share from the company's base business and $0.04 per diluted share cont ributed by Beru, and excluded the following:

          - The immediate write-off of the excess purchase
            price associated with Beru's in-process R&D
            of $(0.13) per share
          - Gains from divestitures of $0.11 per share
          - The release of tax accruals of $0.40 per share
     .    Sales of $1,084 million, up 20% from Q1 2004
          - Sales up 5% excluding Beru
     .    Operating income margin of 7.7%
     . Company reiterates its 2005 full year expectations of $4.15 to $4.25 per share on the company's base business

Comment and Outlook: "We had a strong first quarter in spite of a challenging environment," said Tim Manganello, Chairman and CEO. "Our results were driven by our technology that is targeted at the fastest growing parts of the market. Our sales were up 5% in the quarter, excluding our acquisition of a majority stake in Beru, while worldwide industry production was flat. Sales including Beru were up 20% versus first quarter 2004. Our Engine business had solid growth driven by demand for our technology, which improves fuel economy, performance and air quality, while the Drivetrain business experienced a decline in sales, primarily due to a decline in North American light truck and sport-utility vehicle production. Net income generated by the base business was up slightly despite significant year-over-year increases in steel and other commodity prices. We clearly demonstrated the viability of our technology-driven growth strategy and the benefits of building one of the most diverse customer bases in the industry."

- more -

     The company said that it now expects 2005 earnings per share in a range of $4.65 to $4.81, which includes $0.51 per share associated with divestitures and the release of tax accruals, a $(0.13) per share loss due to the immediate write-off of the excess purchase price associated with Beru's in-process R&D, and full year earnings contributed by Beru of $0.12 to $0.18 per share. Although it remains cautious on the industry, the company reiterated its expectations of $4.15 to $4.25 per share on the company's base business as a comparison to 2004 results.

     Financial Results: For first quarter 2005, sales were $1,083.5 million, up 20% from $903.1 million in first quarter 2004. Excluding Beru, sales were up 5% in first quarter 2005. First quarter 2005 sales excluding Beru sales are provided for comparisons with other quarterly results. Net income in the quarter was $77.6 million, or $1.36 per share, compared with $51.1 million, or
$0.91 per share in last year's first quarter. First quarter 2005 net income includes normalized earnings related to Beru of $2.5 million, or $0.04 per share, $(7.4) million related to the immediate write-off of the excess pur-chase price associated with Beru's in-process R&D, or $(0.13) per share, $6.3 million related to divestitures, or $0.11 per share, and $23.0 million related to the release of tax accruals resulting from the completion of tax audits, or $0.40 per share. The normalized earnings related to Beru reflect BorgWarner's
69.42% ownership share of Beru, adjusted by BorgWarner from International Financial Reporting Standards to U.S. GAAP, include expenses related to the amortization of 54% of the excess purchase price and BorgWarner's acquisition financing costs, and exclude the immediate write-off of the excess purchase price associated with Beru's in-process R&D. The expenses related to the amortization of the excess purchase price are based on preliminary allocations. First quarter 2005 net income excluding earnings related to Beru, divestitures, the release of tax accruals and the immediate write-off of the excess purchase price associated with Beru's in-process R&D is provided for comparisons with other quarterly results. The increase in the Euro and other currencies added $21.2 million to sales in first quarter 2005 compared with 2004, and $1.8 million to net income.

     Operating income was $83.6 million or 7.7% of sales in first quarter
2005 versus $77.6 million or 8.6% of sales in the first quarter 2004. Research and development spending was $41.1 million in the quarter versus $29.4 million in 2004.

     Net cash provided by operating activities was $42.4 million in first quarter 2005 versus $66.7 million in first quarter 2004. Investments in capital expenditures and net tooling totaled $52.8 million for the quarter, compared with $54.2 million for the same period in 2004. Balance sheet debt increased by $330.9 million, and cash and cash equivalents decreased $66.5 million in first quarter 2005 compared with end of fourth quarter 2004, primarily due to funding of the Beru acquisition.

- more -

     Engine Group Results: Strong demand, and the acquisition of a majority stake in Beru, boosted Engine Group sales 37% to $762.5 million with a 13% increase in earnings before interest and taxes to $77.0 million. The group continues to benefit from European and Asian automaker demand for turbochargers, timing systems and emissions products, and from stronger commercial vehicle production in both Europe and North America.

     Drivetrain Group Results:  Sales for the Drivetrain Group were down
8% and the earnings before interest and taxes margin deteriorated to 6.9% from 8.5% last year. Productivity gains in the quarter were more than offset by declining volumes in the North American light truck and sport-utility vehicle markets, higher commodity prices and healthcare cost increases.

     Recent Highlights: During the quarter, the company opened its new world headquarters in Auburn Hills, Michigan. In the BorgWarner Engine group, a facility in Aoyama, Japan, opened to serve the company's growing engine timing systems business in that country.

     The Engine Group also launched timing systems programs for the 6.1 -liter V8 HEMI engine that debuts on the 2005 Chrysler 300 C SRT8 and for the Nissan V6 truck engines that power the new Pathfinder and X-Terra SUVs and the new Frontier pickup. In addition, the group began production of its first high-volume variable cam timing (VCT) systems for a new family of General Motors V6 engines being introduced this year. This system uses a Torsional Assist(TM) technology instead of the conventional oil-pressure actuated approach. The new technology represents a leap to the next generation of cam phasing and constitutes a major step in the expansion of BorgWarner's growing engine management business.

     The Drivetrain Group announced that its DualTronic(TM) wet-clutch and control-system technology for automated transmissions, will be available on turbocharged direct-injected gasoline (TFSI) models of the all-new 2005
VW Jetta that went on sale in the U.S. and Canada in March.   The
technology was named a 2005 Automotive News PACE Award winner for superior innovation, technological advancement and business performance. With the Jetta, seven VW/Audi vehicles are offered with this leading edge transmission technology.

     The Drivetrain group will also provide its electronically controlled all-wheel drive InterActive Torque Management II (ITM II)(TM) system to the 2006 Honda Ridgeline, the mid-size front-wheel drive-based pickup with which Honda Motor Co. officially enters the truck market.

     At 9:30 a.m. ET today, a brief conference call concerning first quarter results will be webcast at: http://www.borgwarner.com/investor_webcasts.html.

- more -

     Auburn Hills, Michigan-based BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The company operates manufacturing and technical facilities in 62 locations in 17 countries. Customers include Ford, DaimlerChrysler, General Motors, VW/Audi, Toyota, Hyundai/Kia, Honda, Renault/Nissan, Caterpillar, Navistar International, Peugeot, and BMW. The Internet address for BorgWarner is: http://www.borgwarner.com.

     The following table reconciles the Company's Non-U.S. GAAP amounts included in the press release to the most directly comparable U.S. GAAP amounts and is provided for comparisons with other quarterly results:

(millions of dollars, except per share data) (Unaudited)

                             	     Net income     Net earnings
                                                    per share - diluted(1)
                                   --------------   -----------------
Non-U.S. GAAP:
    BorgWarner base business               $53.2     $0.93

    Beru's contribution to net income        2.5      0.04

    Immediate write-off of the excess purchase price
    associated with Beru's in-process R&D   (7.4)    (0.13)

    Gain from divestitures                   6.3      0.11

    Release of tax accruals                  23.0     0.40

U.S. GAAP                         	    $77.6    $1.36

(1) Column does not add due to rounding

Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company's products, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Cautionary Statements filed as Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 2004. The Company does not undertake any obligation to update any forward-looking statement.

All information relating to Beru is unaudited and is in compliance with applicable German statutory requirements, including the German Securities Trading Act.

Financial Tables Follow

BorgWarner Inc.
Consolidated Statements of Operations (Unaudited)
--------------------------------------------------------------------------------
(millions of dollars, except per share data)

                                                                Three Months Ended
                                                                   March 31,
                                                             2005              2004
                                                          ---------         ---------
Net Sales                                                 $ 1,083.5         $   903.1
Cost of sales                                                 869.8             730.5
                                                          ---------         ---------
   Gross profit                                               213.7             172.6

Selling, general and administrative expenses                  134.2              94.7
Other, net                                                     (4.1)              0.3
                                                          ---------         ---------
   Operating income                                            83.6              77.6
Equity in affiliate earnings, net of tax                       (4.0)             (6.5)
Interest expense and finance charges                            9.3               7.5
                                                          ---------         ---------
   Earnings before income taxes                                78.3              76.6

Provision for income taxes                                     (0.3)             22.9
Minority interest, net of tax                                   1.0               2.6
                                                          ---------         ---------
Net earnings                                              $    77.6         $    51.1
                                                          =========         =========

Earnings per share - Diluted                              $    1.36         $    0.91
                                                          =========         =========

Average shares outstanding - Diluted (in millions)             57.2              56.0
                                                          =========         =========

                                                              Three Months Ended
                                                                   March 31,
                                                             2005              2004
                                                          ---------         ---------
Capital expenditures                                      $    49.3         $    40.5
                                                          =========         =========

Tooling outlays, net of customer reimbursements           $     3.5         $    13.7
                                                          =========         =========

Depreciation and amortization:
   Fixed asset depreciation                               $    38.0         $    33.7
   Amortization of tooling                                      9.7               9.8
   Other amortization                                          17.0               0.0
                                                          ---------         ---------
                                                          $    64.7         $    43.5
                                                          =========         =========

BorgWarner Inc.
Net Sales by Operating Group (Unaudited)
--------------------------------------------------------------------------------
(millions of dollars)

                                             Three Months Ended
                                                   March 31,
                                           2005               2004
                                       ----------         ----------
Drivetrain                             $    332.3         $    359.6

Engine                                      762.5              557.1
                                       ----------         ----------
   Net sales by operating group           1,094.8              916.7

Eliminations                                (11.3)             (13.6)
                                       ----------         ----------
Net Sales                              $  1,083.5         $    903.1
                                       ==========         ==========

Earnings Before Interest and Taxes by Operating Group (Unaudited)
--------------------------------------------------------------------------------
(millions of dollars)

                                            Three Months Ended
                                                 March 31,
                                          2005               2004
                                       ----------         ----------
Drivetrain                             $     22.8         $     30.7

Engine                                       77.0               68.0
                                       ----------         ----------
Total EBIT by operating group                99.8               98.7

Corporate                                   (12.2)             (14.6)
                                       ----------         ----------
Consolidated                                 87.6               84.1

Interest and finance charges                 (9.3)              (7.5)
                                       ----------         ----------
   Earnings before income taxes        $     78.3         $     76.6
                                       ==========         ==========

BorgWarner Inc.
Condensed Consolidated Balance Sheets
-------------------------------------------------------------------------------
(millions of dollars)

                                        March 31, 2005      December 31, 2004
                                          (Unaudited)
ASSETS
Cash and cash equivalents                  $  163.2             $  229.7
Receivables                                   654.7                499.1
Inventories                                   331.0                223.4
Other current assets                           79.1                122.1
                                           --------             --------
     Total current assets                   1,228.0              1,074.3

Property, plant, and equipment, net         1,299.7              1,077.2
Other long-term assets                      1,689.1              1,377.6
                                           --------             --------
     Total assets                          $4,216.8             $3,529.1
                                           ========             ========

LIABILITIES
Notes payable and current portion of
  long-term debt                           $  230.7             $   16.5
Accounts payable and accrued expenses         667.0                608.0
Income taxes payable                           60.2                 39.3
                                           --------             --------
     Total current liabilities                957.9                663.8

Long-term debt                                684.7                568.0
Other long-term liabilities                   869.1                740.9

Minority Interest                             123.0                 22.2

STOCKHOLDERS' EQUITY
Stockholders' equity                        1,582.0              1,534.2
                                           --------             --------
     Total liabilities and
       stockholders' equity                $4,216.8             $3,529.1
                                           ========             ========

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
-------------------------------------------------------------------------------
(millions of dollars)

                                                              Three Months Ended
                                                                   March 31,
                                                                2005       2004
                                                               ------    ------
Operating:
Net earnings                                                   $ 77.6    $ 51.1
Non-cash charges to operations:
        Depreciation and amortization                            64.7      43.5
        Employee retirement benefits                              0.0      18.9
        Other non-cash items                                    (26.0)     (6.5)
                                                               ------    ------
        Net earnings adjusted for non-cash charges              116.3     107.0
Changes in assets and liabilities                               (73.9)    (40.3)
                                                               ------    ------
        Net cash provided by operating activities                42.4      66.7
Investing:
Capital expenditures                                            (49.3)    (40.5)
Tooling outlays, net of customer reimbursements                  (3.5)    (13.7)
Acquisitions, net of divestitures                              (385.2)     (7.8)
Other                                                             2.9       0.0
                                                               ------    ------
        Net cash used in investing activities                  (435.1)    (62.0)
Financing:
Net additions (repayments) of debt                              340.7     (34.8)
Dividends paid                                                   (7.9)     (6.9)
Other                                                             1.9       2.2
                                                               ------    ------
        Net cash provided by (used in) financing activities     334.7     (39.5)
Effect of exchange rate changes on cash and cash equivalents     (8.5)      0.4
                                                               ------    ------
Net decrease in cash and cash equivalents                       (66.5)    (34.4)
Cash and cash equivalents at beginning of period                229.7     113.1
                                                               ------    ------
Cash and cash equivalents at end of period                     $163.2    $ 78.7
                                                               ======    ======